                                                                    EXHIBIT 4.6

                    AMENDMENT NO. 1 AND ASSIGNMENT AGREEMENT

      This AMENDMENT NO. 1 AND ASSIGNMENT AGREEMENT ("Agreement") dated as of July 14, 2004 ("Effective Date") is among Mariner Energy, Inc., a Delaware corporation ("Borrower"), Mariner Holdings, Inc. and Mariner Energy, LLC, the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent") and as issuing lender for such Lenders (in such capacity, the "Issuing Lender").

                                    RECITALS

      A. The Borrower, the Lenders, and the Administrative Agent are parties to the Credit Agreement dated as of March 2, 2004 (the "Credit Agreement"; the defined terms of which are used herein unless otherwise defined herein).

      B. In connection with such Credit Agreement, (i) Mariner Holdings, Inc. ("Holdings") executed and delivered a Guaranty dated as of March 2, 2004 (the "Holdings Guaranty") in favor of the Administrative Agent for the benefit of itself, the Issuing Lender and the Lenders and (ii) Mariner Energy, LLC (together with Holdings, the "Guarantors") executed and delivered a Guaranty dated as of March 2, 2004 (together with the Holdings Guaranty, the "Guaranties") in favor of the Administrative Agent for the benefit of itself, the Issuing Lender and the Lenders.

      C. In connection with such Credit Agreement, Fortis Capital Corp ("Assignor") wishes to assign 100% of its rights and obligations under the Credit Agreement as a Lender to the other Lenders (the "Assignee Lenders").

      D. After giving effect to such assignment from the Assignor to the Assignee Lenders as provided herein, the Borrower and the Assignee Lenders wish to, subject to the terms and conditions of this Agreement, (i) amend Schedule II to the Credit Agreement to reflect each Assignee Lender's revised Commitment,
(ii) increase the Borrowing Base and (iii) provide for the payment of all outstanding Tranche B Advances with the proceeds from a Borrowing consisting of Tranche A Advances.

      THEREFORE, the Borrower, the Guarantors, the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

      SECTION 1.01 TERMS DEFINED ABOVE. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

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      SECTION 1.02 TERMS DEFINED IN THE CREDIT AGREEMENT. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

      SECTION 1.03 OTHER DEFINITIONAL PROVISIONS. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

                                  ARTICLE II.
                                   ASSIGNMENT

      SECTION 2.01 ASSIGNMENT. As of the Effective Date, the Assignor hereby sells, assigns and delegates to the Assignee Lenders, and each Assignee Lender hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in Section 2.02 below, (a) such percentage interest in the Assignee's Tranche A Commitment that would result in each Assignee Lender having the Tranche A Commitment that is set forth opposite its name in Schedule II attached hereto and (b) such respective percentage interest in and to (i) the Advances owing to the Assignor, (ii) the Assignor's ratable participation interest in the Letters of Credit, (iii) the Notes held by the Assignor, and (iii) all other rights and obligations of the Assignor under the Credit Agreement (collectively, the "Assignment"). The Assignor, the Assignee Lenders and the Administrative Agent hereby waive the $3,500 administrative fee in connection with the Assignment.

      SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. The Assignor represents and warrants that (a) prior to executing this Agreement, (i) its Tranche A Commitment is $16,666,666.67, (ii) the aggregate outstanding principal amount of Tranche A Advances owed to it by the Borrower is $12,222,222.22, (iii) the aggregate outstanding principal amount of Tranche B Advances owed to it by Borrower is $2,777,777.78, and (iv) its Pro Rata Share of the Letter of Credit Exposure is $0, and (b) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

      SECTION 2.03 EFFECT OF ASSIGNMENT. As of the Effective Date and after giving effect to the Assignment, the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement (other than to the extent that any rights and obligations of the Assignor

                                       2-

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expressly survive the termination of the Credit Agreement). From and after the
Effective Date and after giving effect to the Assignment, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, letter of credit fees and commitment fees) to the applicable Assignee Lenders. The Assignor and Assignee Lenders shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                                  ARTICLE III.
                          AMENDMENT TO CREDIT AGREEMENT

      SECTION 3.01 REALLOCATION OF COMMITMENTS. After giving effect to the Assignment and subject to the terms of this Agreement, the Assignee Lenders hereby agree that Schedule II attached to the Credit Agreement is hereby replaced in its entirety with the Schedule II attached hereto. The Assignee Lenders hereby acknowledge that, after giving effect to the Assignment, their respective Commitments are as set forth in Schedule II attached hereto.

      SECTION 3.02 INCREASE IN BORROWING BASE. After giving effect to the Assignment and subject to the terms of this Agreement, the Assignee Lenders and the Borrower hereby agree that as of the Effective Date the Borrowing Base shall be $135,000,000 and such Borrowing Base shall remain in effect until the Borrowing Base is redetermined in accordance with the Credit Agreement.

      SECTION 3.03 PAYMENT OF TRANCHE B ADVANCES. Notwithstanding anything in the Credit Agreement to the contrary, after giving effect to the Assignment and subject to the terms of this Agreement: (a) the aggregate outstanding principal amount of the Tranche B Advances shall be deemed repaid in full with the proceeds of a single Tranche A Borrowing consisting of Reference Rate Advances, which Tranche A Borrowing is deemed to have been requested by the Borrower in compliance with the terms of the Credit Agreement upon its execution of this Agreement ("Deemed Borrowing"), and (b) the Assignee Lenders hereby consent to such use of the proceeds.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the Effective Date, before and after giving effect to the Deemed Borrowing and to the application of the proceeds from such Deemed Borrowing, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing or would result from such Deemed Borrowing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding

                                       3-
obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower's obligations under the Loan Documents.

      SECTION 4.02 GUARANTORS REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor's obligations under the Loan Documents.

                                   ARTICLE V.
                                   CONDITIONS

      This Agreement shall become effective and enforceable against the parties hereto and the Credit Agreement shall be amended as provided herein upon the occurrence of the following conditions precedent on or before the Effective
Date:

      SECTION 5.01 LOAN DOCUMENTS. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Assignor and the Assignee Lenders.

      SECTION 5.02 NO DEFAULT. No Default shall have occurred and be continuing as of the Effective Date.

      SECTION 5.03 REPRESENTATIONS. The representations and warranties in this Agreement shall be true and correct in all material respects.

      SECTION 5.04 PAYMENT TO ASSIGNOR. All outstanding amounts owing to the Assignor pursuant to the Credit Agreement shall have been paid in full.

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

                                   ARTICLE VI.
                                  MISCELLANEOUS

      SECTION 6.01 EFFECT ON LOAN DOCUMENTS; ACKNOWLEDGMENTS.

            (a) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

            (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents; provided that, as to the Assignor, only such rights, remedies and claims that have not been assigned to the Assignee Lenders are hereby expressly reserved. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents (other than as provided herein with respect to the Assignor), or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

            (c) Each of the Borrower, the Guarantors, Administrative Agent, Issuing Lender, and Assignee Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities under the Credit Agreement are not impaired in any respect by this Agreement or the consent granted hereunder.

            (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

            (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

      SECTION 6.02 REAFFIRMATION OF THE GUARANTY. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

      SECTION 6.03 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a

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single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

      SECTION 6.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

      SECTION 6.05 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

      SECTION 6.06 GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

      SECTION 6.07 ENTIRE AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

            THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                         [SIGNATURES BEGIN ON NEXT PAGE]

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      EXECUTED effective as of the date first above written.

                          MARINER ENERGY, INC.

                          By:  /s/ Mike Wichterich
                             ---------------------------------------------------
                                   Mike Wichterich
                                   Vice President and Chief Financial Officer

                          MARINER ENERGY LLC

                          By:  /s/ Mike Wichterich
                             ---------------------------------------------------
                                   Mike Wichterich
                                   Vice President and Chief Financial Officer

                          MARINER HOLDINGS, INC.

                          By:  /s/ Mike Wichterich
                             ---------------------------------------------------
                                   Mike Wichterich
                                   Vice President and Chief Financial Officer

                          UNION BANK OF CALIFORNIA, N.A.,
                          as Administrative Agent, as Issuing Lender, and as an Assignee Lender

                          By:  /s/ Damien Meiburger
                             ---------------------------------------------------
                                   Damien Meiburger, Senior Vice President

                          By:  /s/ Ali Ahmed
                             ---------------------------------------------------
                          Name:    Ali Ahmed
                          Title:   Vice President

           Signature page to Amendment No. 1 and Assignment Agreement
                             (Mariner Energy, Inc.)

                          BNP PARIBAS, as an Assignee Lender


                          By: /s/ Betsey Jocher
                              ---------------------------------------
                          Name:   Betsey Jocher
                          Title:  Vice President

                          By: /s/ Gabe Ellisor
                              ---------------------------------------
                          Name:   Gabe Ellisor
                          Title:  Vice President


           Signature page to Amendment No. 1 and Assignment Agreement
                             (Mariner Energy, Inc.)

                                  BANK ONE, NA, as an Assignee Lender

                                  By: /s/ Stephan Shatto
                                     ----------------------------------
                                  Name:   Stephan Shatto
                                  Title:  Director

           Signature page to Amendment No. 1 and Assignment Agreement
                             (Mariner Energy, Inc.)

                                  SOUTHWEST BANK OF TEXAS, N.A., as an
                                  Assignee Lender

                                  By: /s/ Kenneth R. Batson, III
                                     ------------------------------------------
                                  Name: Kenneth R. Batson, III
                                  Title: Vice President Energy Lending

           Signature page to Amendment No. 1 and Assignment Agreement
                             (Mariner Energy, Inc.)

                                  GUARANTY BANK, as an Assignee Lender

                                  By: /s/ Jonathan Gregory
                                     ------------------------------------------
                                  Name:   Jonathan Gregory
                                  Title:  Senior Vice President

           Signature page to Amendment No. 1 and Assignment Agreement
                             (Mariner Energy, Inc.)

                                  HARRIS NESBITT FINANCING, INC., as an
                                  Assignee Lender

                                  By: /s/ James V. Ducote
                                     ---------------------------------
                                  Name:  James V. Ducote
                                  Title: Vice President

           Signature page to Amendment No. 1 and Assignment Agreement
                             (Mariner Energy, Inc.)

                                  FORTIS CAPITAL CORP., as Assignor

                                  By: /s/ Christopher S. Parade
                                     --------------------------------
                                  Name:   Christopher S. Parade
                                  Title:  Vice President

                                  By: /s/ Darrell W. Holley
                                     --------------------------------
                                  Name:   Darrell W. Holley
                                  Title:  Managing Director

           Signature page to Amendment No. 1 and Assignment Agreement
                             (Mariner Energy, Inc.)

                                   SCHEDULE II
             BORROWER, ADMINISTRATIVE AGENT, AND LENDER INFORMATION

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrowers' ability to request (and the Lenders' obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

BORROWER:                                    OFFICE:

Mariner Energy, Inc.                  Address for Notices:
                                      2101 City West Boulevard, Suite 1900
                                      Houston, Texas 77042

                                      Telecopier Number: 713-954-5517
                                      Attention: Mike Wichterich

ADMINISTRATIVE AGENT:                 APPLICABLE LENDING OFFICES:

Union Bank of California, N.A.        Address for Notices:
                                      4200 Lincoln Plaza
                                      500 N. Akard
                                      Dallas, Texas 75201

                                      Telecopier Number: 213-236-6823
                                      Attention:  Don Smith

LENDERS:                              APPLICABLE LENDING OFFICES:

Union Bank of California, N.A.        U.S. Domestic Lending Office:
                                      445 South Figueroa Street, 15th Floor

Tranche A Commitment: $31,250,000.00  Los Angeles, California 90071

Tranche B Commitment: $0              Eurodollar Lending Office:
                                      445 South Figueroa Street, 15th Floor
                                      Los Angeles, California 90071

                                      Address for Notices:
                                      445 South Figueroa Street, 15th Floor
                                      Los Angeles, California 90071

                                      Telecopier Number: 213-236-6823
                                      Attention: Don Smith

                                  Schedule II
             Borrower, Administrative Agent, and Lender Information

BNP Paribas                           U.S. Domestic Lending Office:
                                      919 Third Avenue
Tranche A Commitment: $31,250,000.00  New York, NY 10022

Tranche B Commitment: $0              Eurodollar Lending Office:
                                      919 Third Avenue
                                      New York, NY 10022

                                      Address for Notices:
                                      919 Third Avenue
                                      New York, NY 10022

                                      Telecopier Number: 212-841-2682
                                      Attention: Cory Lantin

Bank One, NA                          U.S. Domestic Lending Office:
                                      1 Bank One Plaza
Tranche A Commitment: $25,000,000.00  IL1-0634
                                      Chicago, IL 60670

Tranche B Commitment: $0              Eurodollar Lending Office:
                                      1 Bank One Plaza
                                      IL1-0634
                                      Chicago, IL 60670

                                      Address for Notices:
                                      1 Bank One Plaza
                                      IL1-0634
                                      Chicago, IL 60670

                                      Telecopier Number: 312-385-7097
                                      Attention: Tess Siao

Southwest Bank of Texas, N.A.         U.S. Domestic Lending Office:
                                      4400 Post Oak Parkway #404
Tranche A Commitment: $18,750,000.00  Houston, Texas 77027

Tranche B Commitment: $0              Eurodollar Lending Office:
                                      4400 Post Oak Parkway #404
                                      Houston, Texas 77027

                                      Address for Notices:
                                      4400 Post Oak Parkway #404
                                      Houston, Texas 77027

                                      Telecopier Number: 713-693-7467
                                      Attention: Maxine Hunter

                                  Schedule II
             Borrower, Administrative Agent, and Lender Information

Guaranty Bank                         U.S. Domestic Lending Office:
                                      8333 Douglas Avenue
Tranche A Commitment: $25,000,000.00  Dallas, Texas 75225

Tranche B Commitment: $0              Eurodollar Lending Office:
                                      8333 Douglas Avenue
                                      Dallas, Texas 75225

                                      Address for Notices:
                                      8333 Douglas Avenue
                                      Dallas, Texas 75225

                                      Telecopier Number: 214-360-5109
                                      Attention: Dan Solomon

Harris Nesbitt Financing, Inc.        U.S. Domestic Lending Office:
                                      115 S. Lasalle St.
Tranche A Commitment: $18,750,000.00  Chicago, Il 60603

Tranche B Commitment: $0              Eurodollar Lending Office:
                                      115 S. Lasalle St.
                                      Chicago, Il 60603

                                      Address for Notices:
                                      115 S. Lasalle St.
                                      Chicago, Il 60603

                                      Telecopier Number: 312-750-6061
                                      Attention: Alicia Garcia

                                  Schedule II
             Borrower, Administrative Agent, and Lender Information